Exhibit 10.4

The Company has entered into two oral loan transactions with Mr. Wang.  In 2009, the Company loaned him $1,837,975.  He repaid $1,089,209 of that amount in 2009.  In 2010, the Company loaned Mr. Wang $435,715, and he repaid $1,341,470 to the Company.  The current outstanding amount owed by Mr. Wang to the Company is $156,989.

As of November 1, 2012, the loans, which bore no interest and were due upon demand, have been fully repaid.

The Company and Mr. Wang have agreed to discontinue this practice.